                                       OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                              March 18, 1996 (as updated through September 15, 2004)

          1. The Plan. This Plan is the written  multiple class plan for each of
     (i) the open-end  management  investment  companies and (ii) the closed-end management  investment company or companies permitted by exemptive order to offer  multiple  classes of shares on the proviso that they comply with the
     Rule (as  defined  below)  (individually  a  "Fund"  and  collectively  the
     "Funds"), named on Exhibit A hereto, which exhibit may be revised from time to time, for OppenheimerFunds  Distributor,  Inc. (the "Distributor"),  the
     general distributor of shares of the Funds and for  OppenheimerFunds,  Inc.
     (the "Advisor"),  the investment  advisor of the Funds.1 In instances where such investment companies issue shares representing  interests in different portfolios  ("Series"),  the term "Fund" and "Funds" shall separately refer to each Series.  This Plan is the written plan  contemplated  by Rule 18f-3
     (the  "Rule")  under the  Investment  Company Act of 1940 (the "1940 Act"), pursuant to which the Funds may issue multiple classes of shares. The terms and  provisions of this Plan shall be  interpreted  and defined in a manner consistent with the provisions and definitions contained in the Rule.

          2.  Similarities  and  Differences  Among Classes.  Each Fund offering shares of more than one class agrees that each class of that Fund:

          (1)(i)  shall have any service plan or  distribution  and service plan
     ("12b-1  Plan") apply  separately  to any class whose shares are subject to such Plan, and such class shall pay all of the expenses  incurred  pursuant to that arrangement; and (ii) may pay a different share of expenses ("Class
     Expenses") if such expenses are actually  incurred in a different amount by that class,  or if the class receives  services of a different kind or to a different  degree  than that of other  classes.  Class  Expenses  are those expenses  specifically  attributable  to the  particular  class of  shares, namely (a) 12b-1 Plan fees, (b) transfer and  shareholder  servicing  agent fees and administrative service fees, (c) shareholder meeting

-------------
1. For Centennial Money Market Trust,  Centennial Asset  Management Corp. is substituted as the  "Distributor"  and the "Advisor".

     expenses, (d) SEC registration fees for Funds organized as corporations and
     (e) any other incremental expenses  subsequently  identified that should be allocated  to one class  which  shall be  approved by a vote of that Fund's
     Board of  Directors,  Trustees  or  Managers  (the  "Directors").  Expenses
     identified in Items (c) through (e) may involve issues relating either to a specific  class or to the  entire  Fund;  such  expenses  constitute  Class
     Expenses only when they are attributable to a specific class. Because Class
     Expenses may be accrued at different rates for each class of a single Fund, dividends  distributable to shareholders and net asset values per share may differ for shares of different classes of the same Fund.

     (2) shall have exclusive voting rights on any matters that relate solely to that class's arrangements, including without limitation voting with respect to a 12b-1 Plan for that class;

     (3)  shall  have  separate  voting  rights  on  any  matter   submitted  to
     shareholders  in which the interests of one class differ from the interests of any other class;

     (4) may have a different  arrangement for shareholder  services,  including different sales charges,  redemption fees,  sales charge waivers,  purchase
     and  redemption  features,   exchange  privileges,   loan  privileges,  the
     availability of certificated shares and/or conversion features; and

     (5) shall have in all other  respects  the same rights and  obligations  as each other class.

     3.  Allocations  of Income,  Capital  Gains and Losses  and  Expenses.  The
     methodologies and procedures for allocating capital gains and losses,  fees and  expenses,  as set  forth in the most  current  version  of the  report
     captioned   "Methodology  for  Net  Asset  Value  (NAV)  and  Dividend  and
     Distribution  Determinations for Oppenheimer Funds with Multiple Classes of
     Shares" are re-approved.  Income, realized and unrealized capital gains and losses,  and expenses of each Fund other than Class Expenses allocated to a particular class shall be allocated to the respective class on the basis of the net asset  value of that class in  relation  to the net asset  value of that Fund, except as follows: For Funds operating under 1940 Act Rule 2a-7, and for other Funds that declare  dividends from net investment income on a daily basis,  such  allocations  shall be made on the basis of relative net assets  (settled  shares) [net assets valued in accordance  with  generally accepted  accounting  principles  but excluding the value of  subscriptions receivable] in relation to the net assets of that Fund.

     4. Expense Waivers and Reimbursements. From time to time the Advisor or the
     Fund's transfer and shareholder  servicing agent may voluntarily  undertake to (i)  waive  any  portion  of the  management  fee  and/or  transfer  and shareholder  servicing agent fees charged to a Fund,  and/or (ii) reimburse any portion of the expenses of a Fund or of one or more of its classes, but is not  required  to do so or to  continue to do so for any period of time.
     The Advisor  shall  provide a  quarterly  report to the  Directors  of Fund expense  reimbursements to disclose any  reimbursements  that are not equal for all classes of the same Fund.

          5.  Conversions  of Shares.  Any Fund may offer a  conversion  feature whereby  shares  of  one  class  ("Purchase  Class  Shares")  will  convert automatically  to shares of another class  ("Target  Class Shares") of that
     Fund,  after being held for a requisite  period  ("Matured  Purchase  Class
     Shares"),  pursuant to the terms and  conditions of that Fund's  Prospectus and/or Statement of Additional  Information.  Such terms and conditions may provide for that time period to vary for Purchase Class Shares (i) afforded
     different  shareholder  privileges  or  other  features,   (ii)  issued  by
     different Funds, and/or (iii) issued on different dates. Upon conversion of
     Matured  Purchase  Class  Shares,  all  Purchase  Class Shares of that Fund acquired by  reinvestment  of  dividends or  distributions  of such Matured
     Purchase Class Shares shall also be converted at that time.  Purchase Class
     Shares will  convert  into Target Class Shares of that Fund on the basis of the relative net asset values of the two classes, without the imposition of any sales  load,  fee or other  charge.  The  conversion  feature  shall be offered for so long as (i) the  expenses to which  Target Class Shares of a
     Fund are subject,  including  payments  authorized under that Fund's Target
     Class 12b-1 plan, are not higher than the expenses of Purchase Class Shares of that Fund,  including  payments  authorized  under that Fund's  Purchase
     Class 12b-1 plan;  (ii) there  continues  to be available a ruling from the
     Internal  Revenue Service ("IRS") revenue  procedure or other IRS ruling or regulation,  or an opinion of counsel or of an opinion of an auditing  firm serving as tax adviser, to the effect that the conversion of Purchase Class
     Shares to Target Class Shares does not  constitute a taxable  event for the holder; and (iii) if shareholders of Target Class Shares of a Fund, but not shareholders of Purchase Class Shares of that Fund, approve any increase in expenses  allocated  to  the  Target  Class  for  shareholder  services  or distribution  (including payments authorized under that Fund's Target Class
     12b-1  plan),  that Fund will  establish a new class of shares ("New Target
     Class  Shares") and shall take such other action as is necessary to provide that existing  Purchase  Class Shares are  exchanged or converted  into New
     Target Class  Shares,  identical  in all material  respects to Target Class
     Shares as they existed prior to  implementation of the proposal to increase expenses,  no later than the date such shares  previously were scheduled to convert into Target Class Shares.

          6.  Disclosure.  The classes of shares to be offered by each Fund, and the initial,  asset-based  or contingent  deferred  sales charges and other material distribution  arrangements with respect to such classes,  shall be disclosed in the prospectus and/or statement of additional information used to offer that class of shares.  Such  prospectus or statement of additional information  shall be  supplemented  or amended to reflect any change(s) in
     classes  of  shares  to  be  offered  or  in  the   material   distribution
     arrangements with respect to such classes.

          7.  Independent  Audit. The methodology and procedures for calculating the net asset value,  dividends  and  distributions  of each class shall be reviewed by an independent auditing firm (the "Expert"). At least annually, the Expert, or an appropriate  substitute  expert,  will render a report to the Funds on  policies  and  procedures  placed in  operation  and tests of operating effectiveness as defined and described in SAS 70 of the AICPA.

          8.  Offers  and  Sales  of  Shares.   The  Distributor  will  maintain
     compliance  standards as to when each class of shares may  appropriately be sold to particular  investors,  and will require all persons selling shares of the Funds to agree to conform to such standards.

     9. Rule 12b-1  Payments.  The  Treasurer of each Fund shall  provide to the
     Directors of that Fund, and the Directors shall review, at least quarterly, the written  report  required by that Fund's 12b-1 Plan, if any. The report shall include information on (i) the amounts expended pursuant to the 12b-1
     Plan, (ii) the purposes for which such expenditures were made and (iii) the amount of the Distributor's unreimbursed distribution costs (if recovery of such costs in future periods is permitted by that 12b-1 Plan),  taking into account 12b-1 Plan payments and  contingent  deferred sales charges paid to the Distributor.

          10.  Conflicts.  On an  ongoing  basis,  the  Directors  of the Funds, pursuant  to  their  fiduciary  responsibilities  under  the  1940  Act and otherwise,  will  monitor  the  Funds  for the  existence  of any  material conflicts  among  the  interests  of  the  classes.  The  Advisor  and  the
     Distributor  will be  responsible  for  reporting any potential or existing conflicts to the Directors.  In the event a conflict arises,  the Directors shall take such action as they deem appropriate.

          11. Effectiveness and Amendment.  This Plan takes effect for each Fund as of the date of  adoption  shown  below  for  that  Fund,  whereupon  the open-end  Funds are  released  from the terms and  conditions  contained in their  respective  exemptive  applications  pursuant  to which  orders were issued  exempting  the  respective  Funds from the  provisions  of Sections
     2(a)(32),  2(a)(35),  18(f),  18(g), 18(i), 22(c) and 22(d) of the 1940 Act
     and Rule 22c-1 thereunder, or from their respective previous multiple class plan.2 This Plan has been  approved by a majority vote of the Board of each
     Fund and of each Fund's Board members who are not "interested  persons" (as defined  in the 1940  Act) and who have no  direct  or  indirect  financial interest in the  operation  of the Plan or any  agreements  relating to the
     Plan (the  "Independent  Trustees")  of each Fund at  meetings  called  for
     Oppenheimer  Funds  listed on  Exhibit  A, in each case for the  purpose of voting on this Plan.  Prior to that vote, (i) each Board was furnished with the  methodology  used for net asset value and  dividend  and  distribution determinations  for the  Funds,  and (ii)  majority  of each  Board and its
     Independent  Trustees  determined  that the Plan as proposed to be adopted, including the expense allocation,  is in the best interests of each Fund as a whole and to each class of each Fund individually.

--------------------------------

     2 The exemptive  applications include Oppenheimer  Management Corp. et al.,
     Release IC-19821, 10/28/93 (notice) and Release IC-19894, 11/23/93 (order), and Quest for Value Fund, Inc. et al., Release  IC-19605,  7/30/93 (notice)
     and Release IC-19656,  8/25/93 (order). Plans were initially adopted by the
     Denver   Oppenheimer   Funds  on  October  24,   1995,   by  the  New  York
     OppenheimerFunds  on  October 5, 1995,  by the Quest  Oppenheimer  Funds on
     November 28, 1995, by the Rochester  Oppenheimer Funds on January 10, 1996,
     by the Connecticut  Mutual  Oppenheimer Funds on February 26, 1996, to take effect March 18, 1996, and were  subsequently  adopted by each  Oppenheimer
     Fund that  commenced  operations  after  that date of  approval,  as of the commencement of operation of that new fund. Thereafter,  this Plan has been approved at least  annually by a majority of each Board of the  Oppenheimer
     Funds listed on Exhibit A hereto,  including a majority of the  Independent
     Trustees of such Funds.  Prior to any material  amendment to the Plan, each
     Board shall request and evaluate,  and the Distributor shall furnish,  such information as may be reasonably necessary to evaluate such amendment,  and a majority of each Board and its  Independent  Trustees shall find that the
     Plan as proposed to be amended, including the expense allocation, is in the best  interest of each  class,  each Fund as a whole and each class of each
     Fund  individually.  No material amendment to the Plan shall be made by any
     Fund's Prospectus or Statement of Additional Information or a supplement to either of the foregoing, unless such amendment has first been approved by a majority of the Fund's Board and its Independent Trustees.

     12.  Disclaimer  of  Shareholder  and Trustee  Liability.  The  Distributor
     understands  that the  obligations  under  this  Plan of each  Fund that is organized  as a  Massachusetts  business  trust  are not  binding  upon any
     Trustee or shareholder of such Fund personally, but bind only that Fund and the Fund's property.  The Distributor  represents that it has notice of the
     provisions  of  the  Declarations  of  Trust  of  such  Funds   disclaiming
     shareholder and Trustee liability for acts or obligations of the Funds.

          Initially  approved by the Boards of the Board II Oppenheimer Funds on
     October 24, 1995, and most recently  approved by those Boards on August 23,
     2004.

                                                /s/ Robert G. Zack
                                            -------------------------------
                                           Robert G. Zack, Vice President
                                            & Secretary
                                           Board II Oppenheimer Funds

     Initially  approved  by the  Boards  of the  Board I  Oppenheimer  Funds on
     October 5, 1995,  and most recently  approved by those Boards on August 13,
     2004.

                                                /s/ Robert G. Zack
                                            -------------------------------
                                               Robert G. Zack, Secretary
                                               Board I Oppenheimer Funds

     Initially  approved  by the Boards of the Board III Funds on  November  28,
     1995 (for the former Oppenheimer Quest funds), and on January 10, 1996 (for the former  Oppenheimer  Rochester  funds),  and most recently  approved by those Boards on August 2, 2004.

                                                /s/ Robert G. Zack
                                              -------------------------------
                                               Robert G. Zack, Secretary
                                               Board III Oppenheimer Funds

     Initially  approved  by the  Boards  of the Board IV  Oppenheimer  Funds on
     November 19, 2001, and most recently  approved by those Boards on September
     15, 2004.

                                                /s/ Robert G. Zack
                                               -------------------------------
                                               Robert G. Zack, Secretary
                                               Board IV Oppenheimer Funds

                                                     Exhibit A
1.       Board II Oppenheimer Funds
         --------------------------
Centennial Money Market Trust
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Capital Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following series:)
                  Oppenheimer Bond Fund
                  Oppenheimer International Bond Fund
                  Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.
         (consisting of the following 1 series:)
                  Oppenheimer Main Street Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Municipal Fund
         (consisting of the following 1 series:)
                  Oppenheimer Limited Term Municipal Fund
Oppenheimer Principal Protected Trust
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund
Oppenheimer Principal Protected Trust II
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund II
Oppenheimer Principal Protected Trust III
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund III
Oppenheimer Real Asset Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Variable Account Funds
         (consisting of the following 11 series:)
                  Oppenheimer Aggressive Growth Fund/VA
                  Oppenheimer Balanced Fund/VA
                  Oppenheimer Bond Fund/VA
                  Oppenheimer Capital Appreciation Fund/VA
                  Oppenheimer Global Securities Fund/VA
                  Oppenheimer High Income Fund/VA
                  Oppenheimer Main Street Fund/VA
                  Oppenheimer Main Street Small Cap Fund/VA
                  Oppenheimer Money Fund/VA
                  Oppenheimer Strategic Bond Fund/VA
                  Oppenheimer Value Fund/VA
Panorama Series Fund, Inc.
         (consisting of the following 4 series):
                  Government Securities Portfolio
                  Growth Portfolio
                  Oppenheimer International Growth Fund/VA
                  Total Return Portfolio

2.       Board I Oppenheimer Funds
         -------------------------
Oppenheimer Balanced Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Preservation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-State Municipal Trust
         (consisting of the following 3 series:)
                  Oppenheimer New Jersey Municipal Fund
                  Oppenheimer Pennsylvania Municipal Fund
                  Oppenheimer Rochester National Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Series Fund, Inc.
         (consisting of the following 2 series):
                  Oppenheimer Disciplined Allocation Fund
                  Oppenheimer Value Fund
Oppenheimer AMT-Free Municipals
Oppenheimer U.S. Government Trust

3.       Board III Funds
         ---------------
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest for Value Funds
                  (consisting of the following 3 series:)
                           Oppenheimer Quest Opportunity Value Fund
                           Oppenheimer Small Cap Value Fund
                           Oppenheimer Quest Balanced Fund
Oppenheimer Quest International Value Fund, Inc.
Oppenheimer MidCap Fund

Bond Fund Series - Oppenheimer Convertible Securities Fund
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

4.       Board IV Oppenheimer Funds
         --------------------------

Oppenheimer International Value Trust
                  (consisting of the following 1 series:)
                           Oppenheimer International Value Fund
Oppenheimer International Large Cap Core Trust
                  (consisting of the following 1 series:)
                           Oppenheimer International Large Cap Core Fund
Oppenheimer Real Estate Fund
Oppenheimer Select Value Fund
Oppenheimer Total Return Bond Fund
Oppenheimer Limited Term California Municipal Fund